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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34809) pertaining to the Tyler Corporation Stock Option Plan of our report dated February 14, 1997 (except for the "Subsequent Event" footnote, as to which the date is October 15, 1997), with respect to the consolidated financial statements of Tyler Corporation included in Tyler Corporation's Current Report on Form 8-K dated December 31, 1997, filed with the Securities and Exchange Commission.

                                             Ernst & Young LLP


Dallas, Texas
December 29, 1997